Exhibit 99.1

Kohl's Corporation Reports Financial Results

•	Fourth quarter comparable sales flat
•	Fourth quarter diluted earnings per share of $1.72
•	Fourth quarter adjusted diluted earnings per share(1) of $1.99

MENOMONEE FALLS, Wis.--(BUSINESS WIRE)—March 3, 2020-- Kohl’s Corporation (NYSE:KSS) today reported results for the quarter and year ended February 1, 2020.

	Three Months			Twelve Months
($ in millions, except per share data)	2019	2018	Change	2019	2018	Change
Total revenue	$6,832	$6,823	0.1%	$19,974	$20,229	(1.3)%
Comparable sales	0.0%	1.0%		(1.3)%	1.7%
Gross margin	32.7%	33.5%	(81) bps	35.7%	36.4%	(64) bps
Selling, general, and administrative expenses	$1,742	$1,694	2.8%	$5,705	$5,601	1.9%
Reported
Net income	$265	$272	(3)%	$691	$801	(14)%
Diluted earnings per share	$1.72	$1.67	3%	$4.37	$4.84	(10)%
Non-GAAP(1)
Net income	$308	$366	(16)%	$769	$927	(17)%
Diluted earnings per share	$1.99	$2.24	(11)%	$4.86	$5.60	(13)%

(1) Excludes Impairments, store closing and other costs, and (Gain) loss on extinguishment of debt.

Michelle Gass, Kohl's chief executive officer, said, "While 2019 was a year in which our financial results did not meet our expectations, it was also a year of innovation and investment that further strengthened Kohl’s differentiation in the market. We are encouraged by the acceleration of traffic and new customer acquisition in our stores and online driven by the unprecedented level of new brands and partnerships we launched during the year. I want to thank all of our associates for their ongoing commitment to Kohl’s and I am confident that we will build on our strengths in 2020 to stabilize and position the business for future growth.”

Dividend

On February 26, 2020, Kohl's Board of Directors declared a quarterly cash dividend on the Company's common stock of $0.704 per share, a 5% increase over its prior dividend. The dividend is payable April 1, 2020 to shareholders of record at the close of business on March 18, 2020.

Initial 2020 Earnings Guidance

The Company expects earnings per diluted share of $4.20 to $4.60 for fiscal 2020. This guidance is based on the following assumptions, but excludes any non-recurring charges:

•	Comparable sales change of (1%) to 1%
•	Gross margin as a percentage of sales decrease of 10 to 20 basis points as compared to 2019
•	SG&A dollars increase of 1% to 2% over 2019
•	Depreciation expense of $940 million
•	Interest expense of $210 million
•	Effective tax rate of 24% to 25%

Fourth Quarter 2019 Earnings Conference Call

Kohl's will host its quarterly earnings conference call at 9:00 am ET on March 3, 2020. A webcast of the conference call will be available via the Company's web site at http://corporate.kohls.com/investors/events-and-presentations, both live and after the call.

Kohl’s Investor Day 2020

On March 16, 2020, the Company will host an investor day in New York City. The event will begin at 12:30 pm ET, with presentations to commence at 1:00 pm ET. Due to limited capacity, in-person attendance will be by invitation only. A webcast of the presentations and question and answer session will be available at http://corporate.kohls.com/investors/events-and-presentations.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including 2020 earnings guidance. Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

About Kohl's

Kohl’s (NYSE: KSS) is a leading omnichannel retailer with more than 1,100 stores in 49 states. With a commitment to inspiring and empowering families to lead fulfilled lives, Kohl’s offers amazing national and exclusive brands, incredible savings and an easy shopping experience in our stores, online at Kohls.com and on Kohl's mobile app. Since its founding, Kohl's has given more than $750 million to support communities nationwide, with a focus on family health and wellness. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended		Twelve Months Ended
(Dollars in Millions, Except per Share Data)	February 1, 2020	February 2, 2019	February 1, 2020	February 2, 2019
Net sales	$6,537	$6,535	$18,885	$19,167
Other revenue	295	288	1,089	1,062
Total revenue	6,832	6,823	19,974	20,229
Cost of merchandise sold	4,400	4,345	12,140	12,199
Gross margin rate	32.7%	33.5%	35.7%	36.4%
Operating expenses:
Selling, general, and administrative	1,742	1,694	5,705	5,601
As a percent of total revenue	25.5%	24.8%	28.6%	27.7%
Depreciation and amortization	232	239	917	964
Impairments, store closing and other costs	57	104	113	104
Operating income	401	441	1,099	1,361
Interest expense, net	50	58	207	256
(Gain) loss on extinguishment of debt	-	21	(9)	63
Income before income taxes	351	362	901	1,042
Provision for income taxes	86	90	210	241
Net income	$265	$272	$691	$801
Average number of shares:
Basic	154	162	157	164
Diluted	154	163	158	165
Earnings per share:
Basic	$1.72	$1.68	$4.39	$4.88
Diluted	$1.72	$1.67	$4.37	$4.84

ADJUSTED NET INCOME AND DILUTED EARNINGS PER SHARE, NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended		Twelve Months Ended
(Dollars in Millions, Except per Share Data)	February 1, 2020	February 2, 2019	February 1, 2020	February 2, 2019
Net income
GAAP	$265	$272	$691	$801
Impairments, store closing and other costs	43	78	85	78
(Gain) loss on extinguishment of debt	-	16	(7)	48
Adjusted (non-GAAP)	$308	$366	$769	$927

Diluted earnings per share
GAAP	$1.72	$1.67	$4.37	$4.84
Impairments, store closing and other costs	0.27	0.47	0.53	0.47
(Gain) loss on extinguishment of debt	-	0.10	(0.04)	0.29
Adjusted (non-GAAP)	$1.99	$2.24	$4.86	$5.60

KOHL’S CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in Millions)	February 1, 2020	February 2, 2019
Assets
Current assets:
Cash and cash equivalents	$723	$934
Merchandise inventories	3,537	3,475
Other	389	426
Total current assets	4,649	4,835
Property and equipment, net	7,352	7,428
Operating leases	2,391	-
Other assets	163	206
Total assets	$14,555	$12,469
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$1,206	$1,187
Accrued liabilities	1,233	1,364
Income taxes payable	48	64
Current portion of:
Finance leases and financing obligations	124	115
Operating leases	158	-
Total current liabilities	2,769	2,730
Long-term debt	1,856	1,861
Finance leases and financing obligations	1,367	1,523
Operating leases	2,619	-
Deferred income taxes	260	184
Other long-term liabilities	234	644
Shareholders' equity	5,450	5,527
Total liabilities and shareholders' equity	$14,555	$12,469

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Twelve Months Ended
(Dollars in Millions)	February 1, 2020	February 2, 2019
Operating activities
Net income	$691	$801
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	917	964
Share-based compensation	56	87
Deferred income taxes	51	(31)
Impairments, store closing and other costs	64	72
(Gain) loss on extinguishment of debt	(9)	63
Non-cash lease expense	150	-
Other non-cash expenses	11	18
Changes in operating assets and liabilities:
Merchandise inventories	(51)	79
Other current and long-term assets	24	72
Accounts payable	19	(84)
Accrued and other long-term liabilities	(117)	67
Income taxes	7	(1)
Operating lease liabilities	(156)	-
Net cash provided by operating activities	1,657	2,107

Investing activities
Acquisition of property and equipment	(855)	(578)
Other	18	6
Net cash used in investing activities	(837)	(572)

Financing activities
Treasury stock purchases	(470)	(396)
Shares withheld for taxes on vested restricted shares	(31)	(34)
Dividends paid	(423)	(400)
Reduction of long-term borrowings	(6)	(943)
Premium paid on redemption of debt	-	(46)
Finance lease and financing obligation payments	(113)	(126)
Proceeds from stock option exercises	1	36
Proceeds from financing obligations	11	-
Net cash used in financing activities	(1,031)	(1,909)
Net decrease in cash and cash equivalents	(211)	(374)
Cash at beginning of period	934	1,308
Cash at end of period	$723	$934